UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013 (November 18, 2013)

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ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322	07701-1106
Red Bank, NJ
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

       On November 18, 2013, ZAIS Financial Corp. (the “Company”) announced via a press release (the “Launch Press Release”) that ZAIS Financial Partners, L.P., the operating partnership through which the Company conducts its operations (the “Issuer”), had commenced a private offering, subject to market conditions, of $50 million aggregate principal amount of the Issuer’s Exchangeable Senior Notes due 2016 (the “Notes”), plus an additional $7.5 million aggregate principal amount of Notes that may be issued at the option of the initial purchaser, which option may be exercised within 30 days of the initial sale of the notes.

       On November 19, 2013 the Company announced via a press release (the “Pricing Press Release”) that the Issuer agreed to sell to the initial purchaser in a private offering $50 million aggregate principal amount of the Issuer’s 8.0% Notes and granted the initial purchaser of the Notes a 30-day option to purchase up to an additional $7.5 million aggregate principal amount of the Notes, which option may be exercised within 30 days of the initial sale of the notes.

       The Notes were offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes, the guarantee on the Notes and any shares of Company’s common stock that may be issued upon exchange of the Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

       Copies of the Launch Press Release and the Pricing Press Release are attached as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference. The Launch Press Release and the Pricing Press Release are filed for the purpose of complying with Rule 135c under the Securities Act.

ITEM 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit
Number	Description
99.1	Launch Press Release, dated November 18, 2013.
99.2	Pricing Press Release, dated November 19, 2013.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS Financial Corp.

Date: November 21, 2013	By:	/s/ Michael Szymanski
Michael Szymanski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Launch Press Release, dated November 18, 2013.
99.2	Pricing Press Release, dated November 19, 2013.